Exhibit 99.1

Abtech Holdings Appoints Prominent

Financial Expert to Its Board of Directors

Scottsdale, AZ – August 15, 2012- Abtech Holdings, Inc. (OTCQB: ABHD) ("AbTech"), a developer and manufacturer of patented innovative environmental technologies addressing issues of water pollution and contamination, today announced the appointment of Steven W. Kohlhagen to its Board of Directors, replacing Dan Gabel who is transitioning from the Board of Directors and joining Abtech Holding’s Strategic Advisory Board. Mr. Kohlhagen is a leading financial expert who has served in Washington DC advising the Federal Reserve Board, the United States Treasury and the Council of Economic Advisors.

Mr. Kohlhagen began his career as a professor of International Finance and Economics at the University of California, Berkeley. After 10 years as a professor, he moved to Wall Street where he was involved with structuring, trading and marketing fixed income and derivative securities for Lehman Brothers, Bankers Trust and Stamford Financial Group. He joined First Union National Bank (now Wells Fargo & Company) and built and managed all of its fixed income and derivative businesses. Mr. Kohlhagen earned a Bachelor of Arts degree in economics from the College of William and Mary and Masters and Ph.D. degrees in Economics from Stanford University. He is currently a member of the Boards of Directors of Ametek, Inc. and Reval, Inc. and has served on several other company and investment fund boards, serving on audit, governance, and nominating committees. Mr. Kohlhagen has authored several articles on quantitative and economic analysis, including “The Identification of Destabilizing Foreign Exchange Speculation” and “Quantitative Analysis of Employment in Developing Countries”. In his retirement, Mr. Kohlhagen writes mystery novels.

Commenting on Mr. Kohlhagen’s appointment, Glenn Rink, Abtech’s president and CEO, said, “Steve is a much welcomed member to our Board. His career has been centered around creating value, whether teaching at UC Berkeley, developing investment vehicles for financial markets, or consulting to the U.S. Treasury. We are looking forward to Steve’s contribution to the future development of AbTech as its commercialization gains traction.”

"I am very excited to be given the opportunity to contribute my training and experience to a company that is run by such exceptional people and that is poised to use its proprietary technology to make such a dramatic improvement in the quality of our water system environment." stated Steven W. Kohlhagen

AbTech Investor Contact:

Yvonne L. Zappulla

Managing Director

Grannus Financial Advisors, Inc.

212-681-4108

Yvonne@grannusfinancial.com

Exhibit 99.1

ABOUT ABTECH HOLDINGS, INC. (OTCQB: ABHD) AND ABTECH INDUSTRIES, INC.

AbTech Industries, Inc. (a subsidiary of Abtech Holdings Inc.) is a full-service environmental technologies and engineering firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination. Its products are based on polymer technologies capable of removing hydrocarbons, sediment and other foreign elements in stormwater runoff (ponds, lakes and marinas), flowing water (curbside drains, pipe outflows, rivers and oceans), and industrial process and wastewater. AbTech's offerings include the ground-breaking new antimicrobial technology called Smart Sponge® Plus. This technology is effective in reducing coliform bacteria found in stormwater, industrial wastewater, and municipal wastewater. Smart Sponge® Plus is registered with the Environmental Protection Agency (Registration #86256-1). AbTech's teams of water treatment technology experts, civil and environmental engineers, and field operations specialists develop solutions to improve the quality of our limited water resources. AbTech's sister company, AEWS Engineering (a subsidiary of Abtech Holdings, Inc.), is an independent engineering civil and environmental engineering firm partnered with top research and engineering universities. By focusing on bringing new engineering and technology innovation to the water infrastructure sector, AEWS is positioned to be at the forefront of stormwater Best Management Practices development and to deliver the latest in design excellence to its customers. For more information please visit www.abtechindustries.com.

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

AbTech Company Contact: investors@abtechindustries.com

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